UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 6, 2011
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
The Investments
     On April 6, 2011, Intermountain Community Bancorp (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with Castle Creek Capital Fund IV (“Castle Creek”), affiliates of Stadium Capital Management, LLC (“Stadium” and, collectively with Castle Creek, the “Lead Investors”), and 14 other investors (each an “Investor,” and collectively, the “Investors”), pursuant to which the Investors will invest an aggregate of $70 million in the Company for 70 million newly issued shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at a purchase price of $1.00 per share and, with respect to Castle Creek, a three-year warrant to purchase an additional 1,000,000 shares of Common Stock at $1.25 per share (the “Warrants”) (the Shares and the Warrants are referred to collectively in this Report as the “Securities”). Closing is subject to certain customary conditions including required bank regulatory approvals and confirmations for the transactions contemplated by the Purchase Agreements and absence of a material adverse change with respect to the Company. The Company presently expects the transaction to close in the second quarter of 2011.
     Following closing, Castle Creek and Stadium are expected to own approximately 23.5% and 22.3%, respectively, of the Company’s voting securities, as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System.
     In connection with their investments in the Securities and subject to receipt of required regulatory approvals, each of the Lead Investors and one other Investor will be entitled to maintain a representative on the Company’s Board of Directors (the “Board”) for so long as such Investor and its affiliates beneficially own at least 5% of the Company’s outstanding shares of Common Stock, and JRF, LLC also will be entitled to appoint a representative on the Board.
     In addition, the transaction will result in an adjustment to the exercise price and the number of shares issuable upon exercise of the warrant to purchase Common Stock issued to the U.S. Treasury under the Capital Purchase Program, from 653,266 shares at $6.20 per share to approximately 1 million shares at approximately $4.00 per share (exact calculations cannot be made until closing).
Rights Offering
     Under the terms of the Purchase Agreements, promptly following the closing of the purchase and sale of the Securities, the Company will commence a rights offering to shareholders who were holders of record on the day immediately preceding the closing. Such shareholders will be offered non-transferable rights (“Rights”) to purchase shares of Common Stock at the same per share purchase price of $1.00 used in the private placements of the Shares, for an aggregate offering of $5 million. No such shareholder will be able to purchase Common Stock in the offering to the extent such shareholder would beneficially own more than 4.9% of the Company’s voting securities. In the event the rights offering is over-subscribed, subscriptions by participating shareholders will be reduced proportionally based on their pro rata ownership of the Common Stock on the business day before the closing of the sale of the Shares to the Investors. The Investors will not be issued any Rights in the rights offering; however, in the event the rights offering is undersubscribed, certain of the Investors are required to purchase on a pro rata basis any shares of Common Stock that are not purchased pursuant to the rights offering (subject to such Investors not exceeding overall ownership limits set forth in the Purchase Agreements).
Registration and Other Rights
     The Purchase Agreements provide the Investors with registration rights with respect to the Securities. Among other things, the Purchase Agreements require the Company to file a resale registration statement, or statements if necessary, with respect to the Securities within 60 days of the closing of the transaction. The Purchase Agreements also provide certain of the Investors with preemptive rights, entitling them to participate in future stock offerings by the Company.
     The foregoing description of the Purchase Agreements is summary in nature and does not purport to be a complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the form of Purchase Agreement attached hereto as Exhibit 10.1.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 hereof concerning the offer and sale of the Securities is incorporated herein by reference. The Securities to be issued and sold under the Purchase Agreements in the transactions described in Item 1.01 were offered and will be sold by the Company in reliance upon an exemption from registration pursuant to Section  4(2) of the Securities Act of 1933, as amended. Sandler O’Neill + Partners, L.P., served as placement agent with respect to the transactions for compensation of $3,575,000 in the aggregate due upon the closing.
Item 7.01. Regulation FD Disclosure.
     A press release announcing the signing of the Purchase Agreements and the other matters disclosed herein is furnished with this Form 8-K as Exhibit 99.1.
Additional Information
     This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to unduly rely on forward-looking statements, which reflect only the Company’s current expectations regarding future events and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date, whether as a result of new information, future events or otherwise. A number of factors could cause results to differ significantly from the Company’s expectations, including, among others, any failure to obtain the required regulatory approvals and any resulting inability to complete the issuance and sale of the Securities in the manner intended, and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings “Forward Looking Statements” and “Risk Factors.”
Item 9.01. Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated April 6, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: April 7, 2011

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated April 6, 2011

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